Exhibit 10.1
                                                     ------------

                        CHANGE IN CONTROL SEVERANCE PLAN
             FOR CERTAIN COVERED EXECUTIVES (DIRECTOR AND ABOVE) OF
                             XO COMMUNICATIONS, INC.


          WHEREAS, the Compensation Committee of the Board of Directors of XO Communications, Inc. (the "Committee") recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the threat, or the occurrence, of a Change in Control can result in significant distraction of its personnel because of the uncertainties inherent in such a situation;

          WHEREAS, the Compensation Committee of the Board has determined that it is essential and in the best interest of the Company (as hereinafter defined) and its stockholders to retain the services of the employees (the "Participants") (as hereinafter defined) in the event of a threat, or occurrence, of a Change in Control and to ensure the Participants' continued dedication and efforts in such event without undue concern for the Participants' personal financial and employment security; and

          WHEREAS, in order to induce the Participants to remain in the employ of the Company, particularly in the event of a threat, or the occurrence, of a Change in Control, the Company desires to establish this Change in Control Severance Plan for Certain Covered Executives (Director and Above) of XO Communications, Inc. (the "Plan") to provide the Participants with certain benefits in the event of certain terminations of their employment in connection with a Change in Control.

          NOW, THEREFORE, the Company does hereby establish the Plan, in accordance with the following terms:

1. Term of Plan; Affect on Other Plans. This Plan shall become effective on the Effective Date (as hereinafter defined) and remain in effect until the second anniversary thereof. This Plan shall not apply upon any termination of employment of the Participant which occurs prior to a Change in Control except as provided in Section 4(a)(ii) hereof. For purposes of this Plan, the foregoing provision shall constitute the "Term" of this Plan. The termination of the Participant's employment with any Employer (as hereinafter defined) shall not be deemed to be a termination of employment for purposes of this Plan if the Participant continues thereafter to be employed by any other Employer. This Plan supercedes any other severance plan applicable to Particpants in this Plan. This Plan does not affect any other severance plan applicable to employees who are not Participants in this Plan.

2. Participants Covered. This Plan shall apply to the Participants (as hereinafter defined) who are employed by the Company immediately prior to a Change in Control or involuntarily terminated without Cause in anticipation of a Change in Control.

3. Definitions. For purposes of this Plan, the following definitions shall apply:

          "Participant" shall mean the Chief Executive Officer, Chief Operating Officer, Senior Vice Presidents, Vice Presidents, and Directors of any employer.
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          "Cause" shall mean the termination of a Participant due to:

          (i) the willful and continued failure of the Participant to perform all of his or her duties with an Employer (as hereinafter defined) (other than any such failure resulting from an incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to such Participant by the Board or the Participant's manager, co-signed by the Vice President, Human Resources (or if such position is unoccupied, such other executive who has responsibility for the Human Resources function), which specifically identifies the manner in which the Board or the Participant's manager believes that the Participant has not substantially performed his or her duties, and failure to cure such non-performance within thirty (30) days after receipt of such written demand; or

              (ii) the willful engaging by the Participant in gross misconduct (including, without limitation, fraud or embezzlement) while with the Company; or

              (iii) the conviction of, or plea of guilty or nolo contendere to, a felony while with the Company.

          For the purposes of this Agreement, the term "Change in Control" shall mean any of the following:


              (i) the closing of a sale or conveyance of all or substantially all of the assets or business of the Company and/or its subsidiaries, directly or indirectly, whether through the sale of stock of, or other equity interests in, subsidiaries, sale of assets, merger, consolidation, other business combination, or any combination thereof; or

              (ii) the closing of a sale or conveyance of assets of the Company and/or its subsidiaries (directly or indirectly, whether through the sale of stock of, or other equity interests in, subsidiaries, sale of assets, merger, consolidation, other business combination or any combination thereof) representing 50% of more of (x) the total book value of the consolidated total assets of the Company and its subsidiaries, exclusive of cash and marketable securities as of the last month-end prior to the execution of the written contract providing for the actions described in this paragraph (the "Contract"), or (y) to which 50% or more of the consolidated total revenues of the Company and its subsidiaries from operations during the 12-month period ending on the last month-end prior to the execution of the Contract are attributable; or

              (iii) any merger, liquidation, business combination or
                    consolidation transaction in which shares of the Company's common stock are converted into the right to receive cash and/or securities of an acquiring person or any other entity or issuer; or


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              (iv)  the effective time of any merger, share exchange,
                    consolidation or other reorganization or business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity are not persons who held voting capital stock of the Company immediately prior to such transaction; or

              (v) any other transaction or series of related transactions having an economic effect substantially equivalent to any of the foregoing; provided, however, that any transaction entered into solely among the Company and other Affiliates of Mr. Carl Icahn shall not be deemed a Change of Control hereunder. For purposes of this definition, the term "Affiliate" shall mean any person or entity, directly or indirectly, controlling, controlled by, or under common control with, Mr. Carl Icahn.

          provided, however , that, for purposes of the Plan, the following acquisitions shall not constitute a Change in Control: (y) any acquisition by the Company; or (z) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

          "Company" shall mean XO Communications, Inc., a Delaware corporation, and any successors-in-interest thereto.

          "Disability" shall mean the Participant's absence from the full-time performance of the Participant's duties (as such duties existed immediately prior to such absence) for 180 consecutive business days, when the Participant is disabled as a result of incapacity due to physical or mental illness.

          "Effective Date" shall mean the date on which a Change of Control (as previously defined) occurred.

          "Employer" shall mean the Company or any subsidiary thereof, or any successors in interest thereto or acquiror thereof.

          "Good Reason" shall mean the occurrence, during the Term of this Plan, of any of the following without the Participant's express written consent:

                    (i) a reduction in Participant's title or the assignment of Participant to duties which result in a substantial diminution of Participant's position, duties or responsibilities as in existence prior to the Change in Control, excluding an isolated and/or inadvertent action which is remedied by Employer within thirty (30) days after written notice of the same is given by Participant to Employer or a temporary or occasional assignment (not to exceed 90 business days) by the Board or the Participant's management made for reasons of business necessity in the good faith judgment of the Board or the Participant's management;

                    (ii) any reduction of more than 10% in the Participant's annual base salary or cash bonus percentage target from the annual base salary or cash bonus percentage target in effect prior to the Change in Control;

                    (iii) any requirement that Participant be based at a location more than 50 miles from the location at which the Participant was based prior to the Change in Control;

                  (iv) any failure by the Company to obtain from any successors in interest to, or acquiror of, the Company a written agreement reasonably satisfactory to the Participant to assume and perform this Plan, as contemplated by Section 13(a) hereof; and

                  (v) any violation of a material term of this Plan by Employer or Employer's successors in interest.

         In no event will failure by a Participant to claim that an event meeting any of the elements of the foregoing definition be deemed to be a waiver of the Participant's right to terminate his or her employment for Good Reason, unless that claim is not filed within one year of the Effective Date, as previously defined, of a Change of Control.

          "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provisions so indicated.

          "Retirement" shall mean a voluntary termination of employment by the Participant pursuant to late, normal or early retirement under a qualified pension plan (which may include a defined benefit plan or a defined contribution plan) sponsored by an Employer, as defined in such plan, but only if such retirement occurs prior to a termination by an Employer without Cause or by the Participant for Good Reason.

4. Termination of Employment; Compensation Upon Termination of Employment.

          (a) Termination without Cause by the Company or for Good Reason by the Participant. (i) The Participant shall be entitled to the compensation provided for in Section 4(b) hereof, if, within twelve months after the Effective Date of a Change in Control, the Participant's employment by an Employer shall be terminated (A) by an Employer for any reason other than the Participant's Disability or Retirement, the Participant's death, or for Cause, or (B) by the Participant with Good Reason.

                    (ii) In addition, the Participant shall be entitled to the compensation provided for in Section 4(b) hereof, if the following events occur: (A) an agreement is signed which, if consummated, would result in a Change in Control, (B) the Participant is terminated without Cause by an Employer or terminates employment with Good Reason prior to the anticipated Change in Control, and (C) such termination (or the action leading to the termination of employment in the case of Good Reason) is at the request or suggestion of the Board, acquiror, or merger partner or otherwise in connection with the anticipated Change in Control.


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


          (b) Compensation Upon Termination of Employment upon a Change in Control. If, during the Term of this Plan, the Participant's employment by an Employer shall be terminated in accordance with Section 4(a) (the
"Termination"), the Participant shall be entitled to all of the following payments and benefits:

                    (i) Severance. The Company shall pay or cause to be paid to the Participant a cash severance, calculated using a multiplier in accordance with the chart below:

Job Title/Job Category                        Grade         Severance Multiplier
----------------------                        -----         --------------------
Director, Sales & Non-Sales                E7,E8, S7,S8          Six Months
Vice President, Sales & Non-Sales            EX1, S9            Twelve Months
Senior Executive                     EX2, EX1A, S9 (Sales
                                      Channel Presidents)      Eighteen Months
Chief Operating Officer                        EX3             Eighteen Months
Chief Executive Officer                        EX4             Eighteen Months

          The severance amount equals the applicable multiplier times the sum of
          (A) the Executive's highest annual rate of base salary in effect for Executive within the twelve (12) month period immediately preceding the Effective Date of the Change in Control and (B) the Participant's maximum annual target bonus in effect upon the date of the Change in Control under the Company's bonus plan OR the Participant's actual earned commission incentive for the last two quarters, which will be annualized, prior to the Change in Control, not to exceed the target at 100% of achievement as defined in the Company's Sales Incentive Plan in effect upon the date of the Change in Control. For purposes of this Plan, the Carrier and Indirect Sales Presidents shall have a bonus target calculated at 40% of base salary and the Commercial Sales President shall have a bonus target calculated at 55% of base salary. This cash severance amount shall be payable in a lump sum calculated without any discount.

                           (ii) Additional Payments and Benefits. The
          Participant shall also be entitled to:

                           (A) a lump sum cash payment equal to the sum of (I)
                  the Participant's accrued but unpaid annual base salary through the date of Termination, and (II) any accrued, unused vacation pay, in each case, in full satisfaction of Participant's rights thereto.

                           (B) Participant and his/her dependents shall then be
                  eligible to receive medical coverage under COBRA in accordance with the terms of COBRA coverage offered to the Company's employees. The Company or successors shall not be responsible for a Participant's failure to elect COBRA coverage in accordance with the materials distributed to the Participant.

                           (C) all other accrued or vested benefits in
                  accordance with the terms of the applicable plan (i.e., the 401(k) plan), which shall be vested as of the date of Termination.

          (iii) All lump sum payments under Section 4(b) shall be paid as soon as administratively possible but no later than 21 business days after Participant's executed, written release is received, processed, and becomes binding on Participant and Company.

          (c) Withholding. Payments and benefits provided pursuant to Section 4(b) shall be subject to any applicable payroll and other taxes required to be withheld.

          (d) In order to be eligible to receive benefits under the Plan, a Participant must execute a general waiver and release containing the substance of the forms attached hereto as Exhibit A or Exhibit B, as applicable.

5. Compensation Upon Termination for Death, Disability or Retirement. If a Participant's employment is terminated by reason of death, Disability or Retirement prior to any Termination, and not in anticipation of a Change in Control, Participant will receive:

          (a) the sum of (i) Participant's accrued but unpaid base salary through the date of termination of employment, and (ii) any accrued, unused vacation pay; and

          (b) other accrued or vested benefits in accordance with the terms of the applicable plan.

6. Notice of Termination.

          (a) Termination for Cause. Termination of the Participant for Cause shall be made by delivery to the Participant of a Notice of Termination (as defined above), given to the Participant after the Participant has been given thirty (30) days prior written notice of the Company's intent to terminate the Participant for Cause, specifying the basis for such termination and the particulars thereof. The Notice of Termination shall state that, in the reasonable judgment of the Company, the conduct or event set forth in any of clauses (i) through (iii) of the definition of Cause set forth in Section 3 above has occurred and that such occurrence warrants the Participant's termination of employment for Cause.

          (b) Termination for Good Reason. In the event that the Participant provides the Company with a Notice of Termination (as defined above) referencing the definition of Good Reason set forth in Section 3 above, the Company shall have thirty (30) days after receipt of written notice to resolve the circumstances alleged to constitute Good Reason. The Participant's written notice must specify the particular circumstances alleged to constitute Good Reason and Participant's intention to terminate his or her employment unless circumstances giving rise to such Good Reason are cured within such thirty (30) day period.

          (c) Miscellaneous. Any purported termination of the Participant's employment (other than on account of Participant's death) with an Employer shall be communicated by a Notice of Termination to the Participant, if such termination is by an Employer, or to an Employer, if such termination is by the

Participant. For purposes of this Plan, no purported termination of Participant's employment with an Employer shall be effective without such a Notice of Termination having been given.

7. Confidentiality, No Solicitation; Non-Disparagement.

          (a) The Participant shall retain in confidence any and all confidential information concerning the Employer and its respective businesses which is now known or hereafter becomes known to the Participant, except as otherwise required by law and except information (i) ascertainable or obtained from public information, (ii) received by the Participant at any time after the Participant's employment by the Employer shall have terminated, from a third party not employed by or otherwise affiliated with the Employer or (iii) which is or becomes known to the public by any means other than a breach of this
Section 7.

          (b) The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Employer and its affiliates and, accordingly, agrees that, without the Company's prior written consent, the Participant shall not, directly or indirectly, at any time during the twelve (12) month period following the date of Termination, offer unsolicited employment to any person who has been employed by the Company or any of its subsidiaries at any time during the three months immediately preceding the date of Termination. This provision remains in effect for the time frame after termination equal to the severance calculation multiplier referenced in section 4(B)(i).

          (c) The Participant shall not in any way publicly disparage the Employer or any shareholders, directors, officers, or employees thereof at any time; provided, that in the event of any such occurrence, Employer shall be entitled to immediately cease any payments and benefits to which the Participant would otherwise be entitled pursuant to this Plan. For purposes of this Section 7(c), the commencement or continuation of any legal proceedings involving matters such as Participant's performance, conduct, etc., shall not constitute "disparagement."

          (d) The provisions of this Section 7 are supplemental to, and do not supercede, any other obligations the Participant has to the Company.

8. Non-Exclusivity of Rights. Nothing in this Plan shall prevent or limit the Participant's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which the Participant may qualify, nor shall anything herein limit or reduce such rights as the Participant may have under any written agreements with the Company or any of its subsidiaries (although any such severance benefits reduce the severance payable under this Plan). Amounts which are vested benefits or which the Participant is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Plan.

9. Third Party Beneficiary; Joint and Several Liability.

          (a) Each Participant covered under this Plan shall have third party beneficiary rights with respect to the Participant's rights and entitlements hereunder and may file suit on his or her behalf in a court of competent jurisdiction to enforce such rights and entitlements.

          (b) Each entity included in the definition of "Employer" and any successors or assigns shall be jointly and severally liable with the Company under this Plan.

10. Governing Law; Venue. This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to principles of conflicts of law, provided that matters of corporate law, including issuance of shares of common stock of the Company, shall be governed by Delaware General Corporation Law. Any suit with respect hereto will be brought in the federal or state courts in the districts, which include Reston, of Virginia, and the parties hereby agree and submit to the personal jurisdiction and venue thereof.

11. Successors and Assignment.

          (a) This Plan shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall explicitly require any successor or assign to expressly assume and agree to maintain this Plan and to perform under this Plan to the same extent that the Company would be required to perform under the Plan if no such succession or assignment had taken place. As used in this Plan, "Company" shall mean (i) the Company as hereinbefore defined, and (ii) any successor to all the stock of the Company or to all or substantially all of the Company's business or assets (other than with respect to sales of assets in the ordinary course of business, securitization and whole loan sales provided by the Company's interim and permanent financing arrangements) which executes and delivers an agreement provided for in this
Section 113(a) or which otherwise becomes bound by all the terms and provisions of this Plan by operation of law, including any parent or subsidiary of such a successor.

          (b) This Plan shall inure to the benefit of and be enforceable by the Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Participant should die while any amount would be payable to the Participant hereunder if the Participant had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to the Participant's estate or designated beneficiary. Neither this Plan nor any right arising hereunder may be assigned or pledged by the Participant.

12. Severability. The provisions of this Plan shall be deemed severable, and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the other provisions hereof.

13. Right to Interpret Plan; Amendment or Termination.

          (a) Exclusive Discretion. The Plan Administrator shall have the exclusive and final discretion and authority to establish rules, forms, and procedures for the administration of the Plan, and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

          (b) Amendment or Termination. The Company also reserves the right to amend or discontinue this Plan or the benefits provided hereunder at any time. However, this Plan may not be amended or terminated during the period commencing on the date of a Change in Control and ending on the twelfth month following the Change in Control. In addition, no such amendment or termination after the inception of this Plan shall affect the right to any unpaid benefit of any Eligible Employee whose termination date has occurred prior to amendment or termination of the Plan. Any action amending or terminating the Plan shall be in writing and executed by the Chief Executive Officer or Chief Financial Officer of the Company.

14. No Implied Employment Contract. The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or (ii) to interfere with the right of the Company to discharge any employee or other person at any time and for any reason, which right is hereby reserved.

15. Legal Construction. This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 ("ERISA") and, to the extent not preempted by ERISA, the laws of the Commonwealth of Virginia.

16. Claims, Inquiries and Appeal.

          (a) Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing. The Plan Administrator will make a decision in its sole discretion. The Plan Administrator is: the Compensation Committee of the Board of Directors of XO Communications, Inc. Inquiries to the Plan Administrator should be addressed to:

                    XO Communications, Inc.
                    11111 Sunset Hills Road
                    Reston, Virginia 20190
                    Attention: Vice President, Human Resources

          (b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must notify the applicant, in writing, of the denial of the application, and of the applicant's right to review the denial. The written notice of denial will be set forth in a manner designed to be understood by the employee, and will include specific reasons for the denial, specific references to the Plan provision upon which the denial is based, a description of any information or material that the Plan Administrator needs to complete the review and an explanation of the Plan's review procedure.

          This written notice will be given to the employee within 90 days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90-day period. In the event that the claim relates to a Participant's benefits payable due to Disability under the Plan, the time periods in this section shall be replaced with a 45 day initial period and a 30 day extension period.

          This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application. If written notice of denial of the application for benefits is not furnished within the specified time, the application shall be deemed to be denied. The applicant will then be permitted to appeal the denial in accordance with the Review Procedure described below.

          (c) Request for a Review. Any person (or that person's authorized representative) for whom an application for benefits is denied (or deemed denied), in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied (or deemed denied). The Plan Administrator will give the applicant (or his or her representative) an opportunity to review pertinent documents in preparing a request for a review. A request for a review shall be in writing and shall be addressed to:

                    XO Communications, Inc.
                    11111 Sunset Hills Road
                    Reston, Virginia 20190
                    Attention: Vice President, Human Resources

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The Plan Administrator may require the applicant to submit additional facts, documents or other material as it may find necessary or appropriate in making its review.

          (d) Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60-day period. In the event that the appeal relates to a Participant's benefits payable due to a Disability under the Plan, the 60 day time periods in this section will be replaced with 45 day periods. The Plan Administrator will make a decision in its sole and final discretion and give prompt, written notice of its decision to the applicant. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will outline, in a manner calculated to be understood by the applicant, the specific Plan provisions upon which the decision is based.

          (e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial (or deemed denial) of benefits to do so at the applicant's own expense.

          (f) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the claimant (i) has submitted a written application for benefits in accordance with the procedures described by Section 16(a) above,
(ii) has been notified by the Plan Administrator that the application is denied (or the application is deemed denied due to the Plan Administrator's failure to act on it within the established time period), (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 16(c) above and (iv) has been notified in writing that the Plan Administrator has denied the appeal.


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


17. Basis Of Payments To And From Plan. All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded, and benefits hereunder shall be paid only from the general assets of the Company.

18. Other Plan Information.

          (a) Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the "Plan Sponsor" as that term is used in ERISA) by the Internal Revenue Service is 91-1738221. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 508

          (b) Ending Date for Plan's Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan's records is December 31, 2005, and December 31 of every calendar year thereafter.

          (c)Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

                    CSC
                    Beverly L. Crump, Esq.
                    11 South 12th Street
                    Richmond, VA 23219

          (d) Plan Sponsor and Administrator. The "Plan Sponsor" and the "Plan Administrator" of the Plan is the Compensation Committee of the Board of Directors of XO Communications, Inc. Inquiries to the Plan Administrator should be addressed to:

                    XO Communications, Inc.
                    11111 Sunset Hills Road
                    Reston, Virginia 20190
                    Attention: Vice President, Human Resources

The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

19. Statement Of ERISA Rights.

          Participants in this Plan (which is a welfare benefit plan sponsored by Network Access Solutions Corporation) are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

          (a) Examine, without charge, at the Plan Administrator's office and at other specified locations, such as work sites, all documents governing the Plan and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports;


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


          (b) Obtain copies of all Plan documents and Plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies;

          (c) Receive a summary of the Plan's annual financial report, in the case of a plan which is required to file an annual financial report with the Department of Labor. (Generally, all pension plans and welfare plans with 100 or more participants must file these annual reports.) The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report.

          In addition to creating rights for Plan participants, ERISA imposes duties upon the people responsible for the operation of the employee benefit plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.

          No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA

          If your claim for a Plan benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim.

     Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within thirty (30) days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that the Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

          If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, DC 20210.

20. Execution.

          To record the adoption of the Plan as set forth herein, effective as of June 8, 2005, has caused its duly authorized officer to execute this Plan document this 8th day of June, 2005.

                                        By: /s/ Carl J. Grivner
                                            ------------------------------------
                                             Name:  Carl J. Grivner
                                             Title: Chief Executive Officer


                                        By: /s/ William Garrahan
                                            ------------------------------------
                                             Name:  William Garrahan
                                             Title: Senior Vice President and
                                                    Acting Chief Financial
                                                    Officer

                                    Exhibit A

                                     RELEASE
                            (Individual Termination)

     I understand and agree completely to the terms set forth in the Change in Control Severance Plan for Certain Covered Executives (Director and Above) (the "Plan").

          Except as otherwise set forth in this Release, in consideration of benefits I will receive under the Plan, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I execute this Release, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Americans with Disabilities Act of 1990; any state or local fair employment laws; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

[For employees over 40 years old: I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after I execute this Release; (b) I have the right to consult with an attorney prior to executing this Release; (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (d) I have seven (7) days following the execution of this Release to revoke the Agreement; and (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth (8th) day after I execute this Release.]

                                               [Name of Employee]


Date:
       ---------------                         ---------------------------------

                                    Exhibit B
                                     RELEASE
                               (Group Termination)


     I understand and agree completely to the terms set forth in the Change in Control Severance Plan for Certain Covered Executives (Director and Above) (the "Plan").

          Except as otherwise set forth in this Release, in consideration of benefits I will receive under the Plan, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I execute this Release, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Americans with Disabilities Act of 1990; any state or local fair employment laws; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

[For employees over 40 years old: I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after I execute this Release; (b) I have the right to consult with an attorney prior to executing this Release; (c) I have forty-five (45) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (d) I have seven (7) days following the execution of this Release to revoke the Agreement; and (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth (8th) day after I execute this Release; and
(f) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.]

                                               [Name of Employee]


Date:
       ---------------                         ---------------------------------